EXHIBIT 99

Family Dollar Reports Record Second Quarter Earnings Per Share of $0.60

               Company Updates Guidance for Fiscal 2007


    MATTHEWS, N.C.--(BUSINESS WIRE)--March 29, 2007--Family Dollar Stores, Inc. (NYSE:FDO), today reported net income of $90.5 million for the second quarter of fiscal 2007 ended March 3, 2007, a 14-week period, compared with $54.5 million for the second quarter of fiscal 2006 ended February 25, 2006, a 13-week period. Net income per diluted share in the second quarter of fiscal 2007 increased 71.4% to $0.60 compared with $0.35 per diluted share in the second quarter of fiscal 2006. Results for the second quarter of fiscal 2006 included a litigation charge of $45.0 million, or approximately $0.18 per diluted share.

    "We continue to focus on improving our profitability and financial returns. Excluding the litigation charge in the second quarter of last fiscal year, diluted earnings per share increased approximately 13%," said Howard R. Levine, Chairman and Chief Executive Officer. "We are committed to improving our business and serving our customers better. We are driving improvements in key metrics, including better inventory productivity, higher store manager retention, and lower inventory shrinkage, and we are making strategic investments in our merchandise supply chain to deliver more value and convenience to our customers. All of our dedicated Associates are working hard to make Family Dollar a more compelling place to shop, work and invest."

    Second Quarter Results

    As previously reported, sales for the second quarter of fiscal 2007 were approximately $1.947 billion, or 12.2% above sales of approximately $1.736 billion for the second quarter of fiscal 2006. Sales in comparable stores (for the comparable 13-week period in both years) increased approximately 0.4%. The increase in comparable store sales was a result of an increase in the average customer transaction amount, which offset a decline in customer traffic, as measured by the number of register transactions.

    Gross profit, as a percentage of net sales, was 33.5% in the second quarter of fiscal 2007 compared to 32.9% in the second quarter of fiscal 2006. Stronger sales of prepaid services, better purchase markups and lower inventory shrinkage offset higher markdown expense, resulting in an improvement in gross profit, as a percentage of sales.

    Selling, general and administrative ("SG&A") expenses, as a percentage of sales, increased to 26.1% in the second quarter of fiscal 2007 from 25.2% in the second quarter of fiscal 2006. The increase in SG&A expense, as a percentage of sales, resulted from expenses (approximately $12 million during the second quarter for legal, accounting and related expenses) associated with the Company's review of its stock option processes and relatively flat comparable store sales performance.

    In the second quarter of fiscal 2007, the Company recorded net interest expense of approximately $1.2 million compared with net interest expense of $0.8 million in the second quarter of fiscal 2006.

    The Company's inventories at March 3, 2007, were $1.001 billion, or 1.6% below inventories of $1.017 billion at February 25, 2006. Excluding in-transit inventory, inventory per store at March 3, 2007, was approximately 7% less than inventory per store at February 25, 2006.

    In the first half of fiscal 2007, capital expenditures were $50.9 million compared with $97.8 million in the first half of fiscal 2006. During the first half of fiscal 2007, the Company opened 170 new stores and closed 24 stores. For the first half of fiscal 2007, depreciation and amortization was $71.3 million compared with $65.0 million in the first half of fiscal 2006.

    Outlook

    During fiscal 2007, the Company expects to open approximately 300 stores and close 45 stores. As a result of the ongoing rollout of the Company's food strategy, the impact from "Treasure Hunt" merchandise sales and a continued focus on driving better returns in the Urban Initiative markets, the Company expects comparable store sales to accelerate modestly during the remainder of the 53-week fiscal year ending September 1, 2007. For the full year, the Company expects comparable store sales to increase 1-3%. The Company believes that sales growth in lower-margin consumables and low single-digit comparable store sales will pressure its operating margin but expects to largely offset this pressure with better purchase markups, lower inventory shrinkage, lower freight expense and the benefits from a continued refinement of operational and administrative processes. Using these assumptions, the Company expects that earnings per share for fiscal 2007 will be between $1.63 and $1.69.

    Reflecting trends month-to-date, the Company now expects that comparable store sales for the March period will increase 3% to 5%. For the third quarter of fiscal 2007 ending June 2, 2007, the Company expects net sales to increase 5% to 7% and expects comparable store sales for the comparable retail reporting period to increase 1% to 3%. The Company expects earnings per share for the third quarter of fiscal 2007 will be between $0.39 and $0.43.

    Reconciliation of Non-GAAP Disclosures

    This press release includes certain financial information, including diluted earnings per share, not derived in accordance with GAAP. Specifically, the litigation charge associated with an adverse jury verdict rendered against the Company in the second quarter of fiscal 2006 is excluded from the non-GAAP financial measures discussed. The Company believes that this information is useful to investors as it indicates more clearly the Company's comparative year-to-year operating results. In addition, this non-GAAP financial information is among the primary indicators the Company uses as a basis for evaluating Company performance, allocating resources, setting certain incentive compensation targets and forecasting of future periods.

    This information is intended to enhance an investor's overall understanding of the Company's past financial performance and prospects for the future and should be considered in addition to, not as a substitute for measures of the Company's financial performance prepared in accordance with GAAP. A reconciliation of these non-GAAP financial measures to GAAP is provided in the table entitled "Reconciliation of Non-GAAP Disclosures" attached to this release.

    Cautionary Statements

    Certain statements contained in this report are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address the Company's plans, activities or events which the Company expects will or may occur in the future. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statement. Such risks, uncertainties and other factors include, but are not limited to:

    -- competitive factors and pricing pressures, including energy prices,

    --  changes in economic conditions,

    --  the impact of acts of war or terrorism,

    --  changes in consumer demand and product mix,

    -- unusual weather, natural disasters or pandemic outbreaks that may impact sales and/or operations,

    --  the impact of inflation,

    --  merchandise supply and pricing constraints,

    --  success of merchandising and marketing programs,

    -- the Company's ability to successfully execute its ongoing operational functions,

    -- general transportation or distribution delays or interruptions,

    --  dependence on imports,

    -- changes in currency exchange rates, trade restrictions, tariffs, quotas, and freight rates,

    --  success of new store opening programs,

    -- costs and delays associated with building, opening and operating new distribution facilities and stores,

    -- costs and/or failure to achieve results associated with the implementation of programs, systems and technology, including merchandising and supply chain processes, store technology, cooler installations and related food programs, Urban
        Initiative programs, and real estate expansion goals,

    -- changes in food and energy prices and their impact on consumer spending and the Company's costs,

    --  changes in shrinkage,

    --  the Company's ability to attract and retain employees,

    -- the final determinations of the Special Committee of the Company's Board of Directors appointed to review the Company's stock option practices, including recommendations with respect to the conduct of pending shareholder derivative actions and appropriate remedial measures;

    -- developments in legal or regulatory guidance regarding stock option grants and related accounting matters,

    --  developments in the shareholder derivative actions,

    -- the outcome of the informal inquiry by the Securities and Exchange Commission related to the Company's stock option practices,

    -- other litigation or governmental investigations or proceedings resulting from the Company's stock option practices and the results of the Company's review of such practices and related resulting accounting charges,

    -- changes in interpretations or applications of accounting principles, or

    -- changes in state or federal laws or regulations, including the effects of legislation and regulations on wage levels and entitlement programs.

    Consequently, all of the forward-looking statements made by the Company in this and other documents or statements are qualified by these and other factors, risks and uncertainties, including those set forth under "Cautionary Statement Regarding Forward-Looking Statements" or "Risk Factors" in the Company Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed or to be filed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

    Second Quarter Earnings Conference Call Information

    The Company will host a conference call on March 29, 2007, at 10:00 a.m. EDT to discuss results for the second quarter of fiscal 2007. If you wish to participate, please call 1-888-215-0829 for domestic USA calls and 1-706-634-8796 for international calls at least 10 minutes before the call is scheduled to begin. The conference ID for the conference call is 1681973 and the meeting leader is Ms. Kiley Rawlins. A replay of the call will be available from 12:00 p.m. EDT, March 29, 2007, through 5:00 p.m. EDT, April 5, 2007, by calling 1-800-642-1687 for domestic USA calls and 1-706-645-9291 for international calls. The conference ID for the replay is 1681973.

    There will also be a live webcast of the conference call that can be accessed at the following link:

         http://www.familydollar.com/investors.aspx?p=irhome.

    A replay of the webcast will be available at the same address noted above after 2:00 p.m. ET, March 29, 2007.

    About Family Dollar Stores, Inc.

    With more than 6,300 stores in a 44-state area ranging northwest to Idaho, northeast to Maine, southeast to Florida, and southwest to Arizona, Family Dollar is one of the fastest growing discount store chains in the United States. Family Dollar has provided value-conscious consumers with competitive prices at neighborhood stores for more than forty-seven years. Offering a consistent selection of name-brand and good quality merchandise in an attractive and convenient shopping environment, the Company is focused on continuing to meet the needs of shoppers looking for excellent value.


             FAMILY DOLLAR STORES, INC. AND SUBSIDIARIES
                CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Unaudited)


                                   March 3,   February 25, August 26,
(in thousands, except per share      2007         2006        2006
and share amounts)
--------------------------------------------- ------------ -----------
Assets
---------------------------------
Current assets:
 Cash and cash equivalents        $   83,715   $  101,182  $   79,727
 Investment securities               331,853      229,635     136,505
 Merchandise inventories           1,001,373    1,016,511   1,037,859
 Deferred income taxes               145,419      129,871     133,468
 Income tax refund receivable             --           --       2,397
 Prepayments and other current
  assets                              55,733       51,949      28,892
                                  ----------- ------------ -----------
  Total current assets             1,618,093    1,529,148   1,418,848

Property and equipment, net        1,055,317    1,056,434   1,077,608
Other assets                          24,785       27,286      26,573
                                  ----------- ------------ -----------

Total assets                      $2,698,195   $2,612,868  $2,523,029
                                  =========== ============ ===========

Liabilities and Shareholders'
 Equity
---------------------------------
Current liabilities:
 Accounts payable and accrued
  liabilities                     $  997,909   $  948,917  $  986,111
 Income taxes payable                 36,268       26,804          --
                                  ----------- ------------ -----------
  Total current liabilities        1,034,177      975,721     986,111

Long-term debt                       250,000      250,000     250,000
Deferred income taxes                 74,040       80,947      78,525
Commitments and contingencies

Shareholders' Equity:
 Preferred stock, $1 par;
  authorized and unissued 500,000
  shares
 Common stock, $.10 par;
  authorized 600,000,000 shares       17,916       17,893      17,856
 Capital in excess of par            160,848      130,358     140,829
 Retained earnings                 1,657,872    1,537,294   1,546,366
                                  ----------- ------------ -----------
                                   1,836,636    1,685,545   1,705,051
 Less: common stock held in
  treasury, at cost                  496,658      379,345     496,658
                                  ----------- ------------ -----------

 Total shareholders' equity        1,339,978    1,306,200   1,208,393
                                  ----------- ------------ -----------

Total liabilities and
 shareholders' equity             $2,698,195   $2,612,868  $2,523,029
                                  =========== ============ ===========


             FAMILY DOLLAR STORES, INC. AND SUBSIDIARIES
             CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                             (Unaudited)


                                  For the Second Quarter Ended
                           -------------------------------------------
                            March 3,   % of Net  February 25, % of Net
(in thousands, except per     2007       Sales      2006       Sales
 share amounts)
-------------------------------------- --------- ------------ --------

Net sales                  $1,947,380     100.0%  $1,735,683    100.0%

Cost of sales               1,294,870      66.5%   1,165,194     67.1%
                           ----------- --------- ------------ --------

Gross margin                  652,510      33.5%     570,489     32.9%

Selling, general and
 administrative expenses      509,204      26.1%     438,177     25.2%

Litigation charge                  --        --       45,000      2.6%
                           ----------- --------- ------------ --------

Operating profit              143,306       7.4%      87,312      5.1%

Interest income                 3,508       0.2%       2,198      0.1%

Interest expense                4,667       0.2%       2,956      0.2%
                           ----------- --------- ------------ --------

Income before income taxes    142,147       7.4%      86,554      5.0%

Income taxes                   51,604       2.6%      32,025      1.8%
                           ----------- --------- ------------ --------

Net income                    $90,543       4.8%     $54,529      3.2%

Net income per common
 share - basic                  $0.60                  $0.35
Average shares - basic        150,656                155,293

Net income per common
 share - diluted                $0.60                  $0.35
Average shares - diluted      150,925                156,755

Dividends declared per
 common share                  $0.115                 $0.105


             FAMILY DOLLAR STORES, INC. AND SUBSIDIARIES
             CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                             (Unaudited)


                                    For the First Half Ended
                           -------------------------------------------


(in thousands, except per   March 3,   % of Net February 25,  % of Net
 share amounts)               2007      Sales       2006       Sales
-------------------------------------- -------- ------------- --------

Net sales                  $3,547,644    100.0%   $3,247,140    100.0%

Cost of sales               2,342,252     66.0%    2,168,448     66.8%
                           ----------- -------- ------------- --------

Gross margin                1,205,392     34.0%    1,078,692     33.2%

Selling, general and
 administrative expenses      970,959     27.4%      863,468     26.6%

Litigation charge                  --       --        45,000      1.4%
                           ----------- -------- ------------- --------

Operating profit              234,433      6.6%      170,224      5.2%

Interest income                 4,955      0.1%        3,049      0.1%

Interest expense               10,173      0.3%        5,149      0.2%
                           ----------- -------- ------------- --------

Income before income taxes    229,215      6.4%      168,124      5.1%

Income taxes                   84,548      2.4%       62,206      1.9%
                           ----------- -------- ------------- --------

Net income                 $  144,667      4.0%   $  105,918      3.2%

Net income per common
 share - basic             $     0.96             $     0.67
Average shares - basic        150,562                157,311

Net income per common
 share - diluted           $     0.96             $     0.67
Average shares - diluted      151,185                158,772

Dividends declared per
 common share              $     0.22             $     0.20


             FAMILY DOLLAR STORES, INC. AND SUBSIDIARIES
                RECONCILIATION OF NON-GAAP DISCLOSURES



                                        For the Second Quarter Ended

                                       March 3,  February 25, Percent
                                         2007        2006      Change
------------------------------------------------ ---------------------
Net income per common share, in
 accordance with GAAP - diluted          $ 0.60        $ 0.35    71.4%

  Litigation charge                          --          0.29
  Tax effect                                 --         (0.11)
                                      ---------- -------------
  Total litigation charge, net of tax        --          0.18

Net income, excluding litigation
 charge excluding litigation charge -
 diluted                                  $0.60         $0.53    13.2%


             FAMILY DOLLAR STORES, INC. AND SUBSIDIARIES
                   Selected Additional Information


NET SALES BY DIVISION:
                                    For the Second Quarter Ended
                               ---------------------------------------
                                March 3,     February 25,
(in thousands)                    2007          2006         % Change
------------------------------ -----------  --------------   ---------
Consumables                    $1,083,049        $936,759        15.6%
Home products                     326,088         290,552        12.2%
Apparel and accessories           259,455         234,299        10.7%
Seasonal and electronics          278,788         274,073         1.7%
                               -----------  --------------   ---------
   TOTAL                       $1,947,380      $1,735,683        12.2%

                                      For the First Half Ended
                               ---------------------------------------

                                March 3,     February 25,
(in thousands)                    2007           2006        % Change
------------------------------ -----------  --------------   ---------
Consumables                    $2,047,993      $1,843,240        11.1%
Home products                     568,501         523,872         8.5%
Apparel and accessories           482,357         445,083         8.4%
Seasonal and electronics          448,793         434,945         3.2%
                               -----------  --------------   ---------
   TOTAL                       $3,547,644      $3,247,140         9.3%

STORES IN OPERATION:
                                      For the First Half Ended
                               ---------------------------------------

                                March 3,    February 25,
                                  2007           2006
                               -----------  --------------
Beginning Store Count               6,173           5,898
New Store Openings                    170             160
Store Closings                        (24)            (56)
                               -----------  --------------
Ending Store Count                  6,319           6,002
Total Square Footage (000s)        53,587          50,806
Total Selling Square Footage
 (000s)                            44,507          42,133

    CONTACT: Family Dollar Stores, Inc.
             Kiley F. Rawlins, CFA,
             Divisional Vice President, 704-849-7496;
             http://www.familydollar.com